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Exhibit 10.15

        CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[PROMETHEUS LETTERHEAD]

December 2, 2004

AstraZeneca LP
1800 Concord Pike
P.O. Box 15437
Wilmington, DE 19850-5437
Attention:    William F. Mongan, Senior Director
                    Licensing Partnerships and Commercial Development

Re:
First Amendment to Distribution Agreement

Dear Will:

        Reference is hereby made to that certain Distribution Agreement by and between AstraZeneca LP ("AstraZeneca") and Prometheus Laboratories Inc. ("Prometheus") dated as of November 19, 2004 (the "Distribution Agreement"). Capitalized terms that are not defined in this letter shall have the meanings ascribed to them in the Distribution Agreement.

        Pursuant to Section 6.1.4 of the Distribution Agreement, Prometheus is required each Sales Year, inter alia, to meet certain minimum advertising and promotional spending requirements in support of Promotion of the Product. The first Sales Year commences on January 1, 2005.

        This letter hereby amends the Distribution Agreement to memorialize the agreement of Prometheus and AstraZeneca that Prometheus shall be permitted to credit any advertising and promotional spending in support of the Product expended by or on behalf of Prometheus prior to the First Sales Booking Date against the Minimum A&P Spend requirement for the first Sales Year, but only up to the levels set forth in Schedule A to this letter.

        Without limiting the foregoing, and for the avoidance of doubt, in the event the advertising and promotional spending in support of the Product expended by Prometheus during the first Sales Year, plus the amounts expended by Prometheus prior to the First Sales Booking Date (up to the levels set forth in Schedule A to this letter) (collectively, the "First Year A&P Spend") equals or exceeds the Minimum A&P Spend requirement for the first Sales Year, there shall be no Shortfall pursuant to Section 6.1.4(d) of the Distribution Agreement, and in the event the First Year A&P Spend equals or exceeds [***] percent ([***]%) of the Minimum A&P Spend requirement for the first Sales Year, AstraZeneca shall not have the right to terminate the Distribution Agreement pursuant to Section 6.1.4(d) thereof.

        The report that Prometheus is required to provide to AstraZeneca pursuant to Section 6.1.7 of the Distribution Agreement following the expiry of the first Quarter of the first Sales Year shall include any amounts expended by Prometheus prior to the First Sales Booking Date that Prometheus intends to be credited towards the Minimum A&P Spend requirement for the first Sales Year. For the avoidance of doubt, AstraZeneca shall be entitled to audit Prometheus' books and records relating to such report (and Prometheus' related advertising and promotional spending) as described in Section 6.1.7 of the Distribution Agreement.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

        Please have an authorized representative of AstraZeneca countersign this letter below indicating AstraZeneca's agreement to hereby amend the Distribution Agreement as set forth herein and its acceptance of the terms and conditions hereof, and return a copy to my attention at Prometheus.

        Except as expressly set forth herein, no change is made hereby to the terms and provisions of the Distribution Agreement and, as amended hereby, the Distribution Agreement will remain in full force and effect.

        Nothing in this letter will be deemed or construed as a waiver of any rights Prometheus or AstraZeneca may have under the Distribution Agreement or otherwise.

PROMETHEUS LABORATORIES INC.
By:	/s/ MICHAEL V. SWANSON
Name:	Michael V. Swanson
Title:	Vice President, Finance and Chief Financial Officer
Date	12/2/04
Acknowledged and Agreed:
ASTRAZENECA LP
By:	/s/ ILLEGIBLE
Name:	ILLEGIBLE
Title:	Sr. Director
Date	12/6/04

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  Exhibit 10.15